UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 16, 2021

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-39780	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2021, Cyclo Therapeutics, Inc. (the “Company”)  entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”).  Pursuant to the Equity Distribution Agreement, the Company may from time to time issue and sell to or through Oppenheimer, acting as the Company’s sales agent, shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) having an aggregate offering price of up to $20,000,000. Sales of the Shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or, if expressly authorized by the Company, in privately negotiated transactions. As sales agent, Oppenheimer will offer the Shares at prevailing market prices and will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on the Company’s behalf all of the Shares requested to be sold by the Company, subject to the terms and conditions of the Equity Distribution Agreement.

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-254496), which was declared effective by the Securities and Exchange Commission on May 28, 2021, the base prospectus contained therein, and a prospectus supplement related to the offering of the Shares dated August 16, 2021.

The offering of Shares pursuant to the Equity Distribution Agreement will terminate upon the earliest of (i) the sale of all Shares subject to the Agreement, and (ii) the termination of the Agreement by the Company or Oppenheimer.

The Company will pay Oppenheimer a commission equal to 3.0% of the gross proceeds from the sale of the Shares sold pursuant to the Equity Distribution Agreement and will reimburse Oppenheimer for certain expenses incurred in connection with its services under the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Fox Rothschild LLP with respect to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Fox Rothschild LLP

10.1	Equity Distribution Agreement, dated as of August 16, 2021, between Cyclo Therapeutics, Inc. and Oppenheimer & Co. Inc.

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc. Date: August 16, 2021

By:	/s/ N. Scott Fine
N. Scott Fine Chief Executive Officer